Filed pursuant to Rule 424(b)(3)
SEC File No.  333-198776

Prospectus
NAS Acquisition, Inc.
9,000,000 Shares of Common Stock
$0.02 per share

Under the 419 registration NAS Acquisition, Inc. (the "Company") the Company sold 1,000,000 shares at a price of $0.02 per share to 30 investors.

The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company (the "Trustee" or the "Escrow Agent") fbo NAS Acquisition, Inc. All subscription funds are being held in escrow by the Trustee in a non-interest bearing Trust Account. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution" herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The offering has terminated on May 8, 2015, other than the reconfirmation offering for the 1,000,000 shares that have been already sold.

Prior to this offering, there has been no public market for NAS Acquisition, Inc.'s common stock. The Company is recently organized. Therefore, any investment involves a high degree of risk.

The secondary offering by Miguel Dotres of 8,000,000 shares held by him has terminated and Mr. Dotres continues to hold all 8,000,000 shares.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors were deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. None of the Deposited Funds has been disbursed. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" HEREIN ON PAGE 15.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 27, 2015

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS	1

Reconfirmation Offering	1

Use of Proceeds	2

Determination of Offering Price	3

Dilution	3

Plan of Distribution	3

Description of Securities to be Registered	5

Management's Discussion and Analysis of Financial Condition and Results of Operations	7

Executive Compensation	12

Certain Relationships and Related Transactions	12

NAS Acquisition, Inc. Security Ownership of Certain Beneficial Owners and Management	13

Information Assuming the Share Exchange is Consummated	13

Description of Property	15

Reports to Security Holders	15

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	15

Legal Matters	15

Risk Factors	15

NAS Acquisition, Inc.	F-1

Information with Respect to the Acquisition	20

Management's Discussion and Analysis of Financial Condition and Results of Operations	22

Security Ownership of Acquisition Candidate	24

Certain Relationships and Related Transactions	27

Description of Property	28

Legal Proceedings	28

OTM Risk Factors	28

OTM FINANCIAL STATEMENTS	F-1

PRO FORMA FINANCIAL STATEMENTS	PF-1

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING

Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

On September 15, 2015, we entered into a Second Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On the Move Corporation ("OTM"), a private company incorporated in Florida on April 23, 2014, with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM. Upon completion of the foregoing transactions, (i) OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock in exchange for their shares of OTM Common Stock, and (iii) we will change our name to On the Move Corporation. These transactions represent a reverse acquisition whereby OTM is the accounting acquirer and the assets and liabilities of NAS will remain at their carrying basis. The issuance of the shares to OTM shareholders will be recorded as a reverse merger recapitalization.

OTM was founded in 2014 to engage in the acquisition and management of convenience stores and gasoline service stations at the same locations ("Retail Stores") in the state of Florida, under its own brand name "On the Move". Its management, with expertise in operating Retail Stores, as well as building and the design of Retail Stores, believes the State of Florida offers OTM the best opportunity to build market share for the foreseeable future.

On September 15, 2015, OTM entered into a lease agreement with an unaffiliated lessor for premises located in Lakeland, Florida (the "Location") where it will renovate and thereafter own and operate a new Retail Store at the Location under the "On the Move" brand name. Its store will offer beverage and tobacco products; health and beauty aids; automotive products; and other nonfood items as well as a selection of food items, including "American Fare" prepared foods such as hamburgers, sandwiches, salads, fries and shakes. In addition, it will be involved, at the same convenience store locations, in the retail sale of gasoline or gasohol on a self-service basis.
Following closing, management's plan is to renovate the premises at the Location, including interior and exterior improvements and installation of food service preparation equipment. Thereafter management's near-term business plan is to expand from one Retail Store to more than 25 Retail Stores by the end of 2016. This would increase the OTM brand in key demographic areas throughout the State of Florida. It is anticipated that some or all of these Retail Stores will be acquired from OTM's principal. As of this date we have not entered into any agreements to open or acquire additional Retail Stores from our principal shareholders or other individuals nor do we have any debt or equity financing arrangements in place. Because an independent audit of the historical financial statements of an acquisition candidate in accordance with SEC rules is generally required, if it is determined that a "business" is being acquired, potential acquisitions may be delayed or may not be possible in the absence of an audit. Further, the audit, if obtainable, may be costly.

OTM's foreseeable cash requirements include (i) the cost of renovation and inventory of the new Retail Store of approximately $450,000 and (ii) expansion activities and ordinary business expenses associated with identifying, meeting with and negotiating with potential acquisition candidates. Such expenses could include the establishment of salaries and benefits for key members of the management and administrative team, and payment of expenses associated with the development and acquisition plan as well as cash (and/or equity) for the acquisitions. To date OTM has funded its operations from the sale of its common stock. It is anticipated that immediate cash needs for the new Retail Store and working capital will be funded by private investors or possibly by the principals of OTM. While management believes thereafter that a portion of its cash needs will be generated from its Retail Store operations, the balance will require debt or equity financing. There are no assurances, however, that debt or equity financing will be available or, if available, be on reasonable terms. Absent funding, OTM will experience a longer time period to expand and will not be able to accomplish its current business plan.

See additional information in Business of the Acquisition Candidate below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i)
Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii)
Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii)	The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv)
If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i)
The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and

(ii)	Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor. Investors must notify the Company of their election on or before December 10, 2015. Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 5881 NW 151st Street, Suite 216, Miami Lakes, FL 33014.

USE OF PROCEEDS

The Company intends to use the proceeds from this offering as follows:

	$20,000 Raised in Offering
Application Of Proceeds	$	% of total

Total Offering Proceeds	$20,000	100.00%

Expenses Related to offering (1)	10,000	50.00%
Net Offering Proceeds	$10,000	50.00%
Working Capital (2)	$10,000	50.00%

Total Use of Proceeds	$20,000	100.00%

(1) Expenses of Offering include legal, accounting, escrow agent and filing fees.
(2) Working Capital  includes general operating expenses such as administrative and support expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The Company sold 1,000,000 shares at a price of $0.02 per share to 30 shareholders in the offering.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the proceeds of this offering net of the offering expenses, our net book value will be $18,000 or $.02 per share. Therefore, the purchasers of the common stock in this offering incurred an immediate and substantial dilution of approximately $0.018 per share while our present stockholders received an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 90% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$20,000 Offering

Offering Price Per Share	$0.02

Book Value Per Share Before the Offering	0.0

Book Value Per Share After the Offering	0. 018

Net Increase to Original Shareholder	$0. 018

Decrease in Investment to New Shareholders	$0. 002

Dilution to New Shareholders (%)	90%

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. The Company intends to have its securities traded on the OTC Markets but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Andrew Deme, secretary and treasurer of the Company. The Company must sell all of the shares of the new issue (1,000,000 shares) prior to the sale of any shares held by Miguel Dotres (8,000,000 shares), our president and sole director. Potential investors include, but are not limited to, family, friends, and acquaintances of Andrew Deme and Miguel Dotres. The intended methods of communication include, without limitation, telephone and personal contact. No mass advertising methods such as print media will be used. Every potential purchaser will be provided with a prospectus at the time any offer is made, as well as a copy of the subscription agreement.

Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into an Escrow Account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold. The Dotres shares will be placed into the Escrow Account. The escrow agreement sets forth the offering priorities between the Company's shares and those held by Miguel Dotres. The total offering by the Company must be subscribed prior to the offering of any shares by Mr. Dotres.

Andrew Deme will not receive commissions for any sales originated on our behalf. We believe that Andrew Deme is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Andrew Deme, he:

•	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

•	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	Is not an associated person of a broker or dealer; and

•	Meets the conditions of the following:

• Primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

• Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

•
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Miguel Dotres, our sole officer and director, shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Branch Banking & Trust Co. FBO NAS Acquisition, Inc. ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Branch Banking & Trust Co. until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the Company and no other funds shall be released to NAS Acquisition, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate. The fee of the Escrow Agent is $2,500.00. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

NAS Acquisition, Inc. is authorized to issue 100,000,000 shares of common stock, $0.001 par value. The Company has issued 8,000,000 shares of common stock to date held by one shareholder of record. In addition, it has sold 1,000,000 shares currently held in escrow, together with the Dotres shares under Rule 419 to a total of 31 subscribers. All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock, which are the subject of this offering, when issued, will be fully paid and non-assessable. In addition,

•
No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein;

•
Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors;

•
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend is at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Preferred Stock

NAS Acquisition, Inc. is authorized to issue 25,000,000 shares of preferred stock of which there is none outstanding. The preferred stock may be issued from time to time in one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors without the need for shareholder approval and filed as an amendment to our Articles of Incorporation.

In anticipation of a proposed acquisition (which was not consummated), we filed an Amended and Restated Certificate of Incorporation ("Amended Certificate") with the Secretary of State of the State of Nevada to designate a class of 5,000,000 shares of Series A preferred stock ("Preferred Stock") with the following designations and preferences:

•	Voluntarily converts into common stock on 1:1 basis;

•	Not entitled to payment of dividends;

•	Liquidation preference equal to stated value ($1.00 per share) of outstanding shares of Preferred Stock;

•	No voting rights except as required by law; and

•	Within 90 days of the second anniversary of the issuance of the Preferred Stock (the "Redemption Date"), we are required, out of funds legally available therefor, to redeem the Preferred Stock.

No shares of Preferred Stock have been issued and we are not pursuing the proposed acquisition at this time.

The right of the Board of Directors without shareholder approval to establish any additional series of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Financial Statements included in this prospectus.

Plan of Operation

NAS Acquisition, Inc. was incorporated on May 28, 2014.

We intend to acquire shares of an entity actively engaged in business which generates revenues, in exchange for our securities. We have obtained audited financial statements of OTM, the target entity and this reconfirmation offering must be completed prior to the consummation of the Share Exchange.

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as an SEC reporting company. This proposed business combination will result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

General Business Plan

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company has not restricted its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The selection of a business opportunity in which to participate is complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous companies seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Management of the Company, while not experienced in matters relating to the proposed new business of the Company, has relied upon its own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Acquisition Opportunities

In implementing a structure for a particular business acquisition, the Company will become a party to a share exchange or merger agreement with another corporation or its shareholders. On the consummation of a transaction, the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director will resign and be replaced by new directors without a vote of the Company's shareholders.

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

Mr. Dotres must sell his shares at $0.02 per share, if at all, during the offering period. It is anticipated that, after the offering period is closed, Mr. Dotres may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company, management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements, which in this case is the Share Exchange Agreement and Plan of Reorganization, as amended and restated. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will file such audited statements as part of this post-effective amendment (reconfirmation). In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

Emerging Growth Company

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

NAS Acquisition, Inc.'s operations and corporate offices are located at 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014, with a telephone number of (954) 362-7598.

NAS Acquisition, Inc.'s fiscal year end is June 30.

Current Management

Our director is elected by the stockholders to a term of one year and serves until a successor is elected and qualified. Our officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and director as of the date of this prospectus.

Name	Age	Position	Period of Service(1)

Miguel Dotres(2)	42	President and Director	Inception – Current

Andrew Deme	48	Secretary and Treasurer	Inception – Current

Notes:

(1)
Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Dotres is the sole director and he appointed himself and Mr. Deme as the Company's officers who will hold office until their resignation or removal from office.

(2)
Both officers have outside interests and obligations other than NAS Acquisition, Inc. They intend to spend approximately 10 hours per week on our business affairs. At the date of this prospectus, NAS Acquisition, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
 AND CONTROL PERSONS

Miguel Dotres, President, Director, Sole Shareholder, age 42.

In December 2004 Mr. Dotres founded Internet Entertainment Programming Network Inc. This company was organized to produce internet radio stations and programming solutions. Dotres was Chief Executive Officer of the company. From inception to Dotres resignation from the company, he provided management and financial backing. In addition, he was instrumental in raising capital to facilitate future growth. As of December 2006, Dotres resigned his position to seek other opportunities and continued acting in a limited advisory role with the company until June 2007.

In February 2006 Dotres co-founded Grid Merchant Partners Inc., an internet based credit card processing and e-check processing company. Grid Merchant Partners electronic transactions included Visa, MasterCard, AMEX, Discover, Debit and EBT. In March 2007 Payless Telecom Solutions, a publicly traded company (PYSJ), acquired Grid Merchant Processing Inc. and Dotres resigned his position April 2007.

In September of 2007 Mr. Dotres became the Chief Operations Officer for Merlot Inc. a Florida restaurant company that operated two restaurants in Jupiter, FL. Dotres played an integral part in improving operations and increasing annual sales to over 1.5 million dollars. Dotres resigned from the company in July 2010 to seek other opportunities.

From July 2010 to present Dotres founded Diversified Corporate Investment Group Inc. ("Diversified"), and is the sole shareholder and control person of this company. Diversified provides specialized business services to business seeking to build social media awareness and network in the social media space.

From January 2013 to October 2013, Mr. Dotres was the sole officer and director of OICco Acquisition I, Inc. That company had previously closed its 419 offering and filed a current report with the SEC on Form 8-K with respect to the acquisition of Imperial Automotive Group, Inc. Following his appointment Mr. Dotres brought the annual and quarterly SEC filings up to date. Mr. Dotres thereafter identified another company for acquisition and engaged in a share exchange agreement with Champion Pain Care Corp. Mr. Dotres resigned as an officer and director in October 2013.

On July 1, 2013, Mr. Dotres became the sole officer and director of OICco Acquisition IV Inc. On April 11, 2014 OICco Acquisition IV, Inc. entered into a share exchange agreement and plan of reorganization with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation ("VapAria") and the shareholders of VapAria (the "VapAria Shareholders") pursuant to which OICco Acquisition IV, Inc. agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of its capital stock. On July 31, 2014, all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of OICco Acquisition IV, Inc. common stock pursuant to the requirements of Rule 419 of the Securities Act, and the transaction closed. At closing, OICco Acquisition IV Inc. issued the VapAria Shareholders 36,000,000 shares of common stock and 500,000 shares of its 10% Series A Convertible Preferred Stock in exchange for the common stock and preferred stock owned by the VapAria Shareholders. The VapAria Shareholders were either accredited or sophisticated investors who had access to information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act. Subsequent to the closing the name of OICco Acquisition IV, Inc. was changed to VapAria Corporation.

On November 8, 2013, Mr. Miguel Dotres was appointed as the sole officer and director of Petrus Resources Inc.  Petrus Resources Inc., is an effective Blank Check company.

Andrew Deme, Secretary and Treasurer, age 48

Since 1997 to present, Mr. Deme has been the Principle of Gulfstream Consulting in Fort Lauderdale, Florida. Gulfstream has worked collaboratively with an array of businesses in a variety of different industries to provide services in the areas of corporate development, financial modeling, operations analysis, due diligence, strategic marketing, business development, acquisition identification, and capital funding sourcing.

From 2004 to 2006, Mr. Deme was the Managing Director and Founder of Bahamas Aviation Services Limited located in Ft. Lauderdale, FL and Nassau, Bahamas.  Mr. Deme recruited and led a consortium of aviation industry experts and leaders to formally respond to a request for proposal from the Bahamian Government to plan, build and operate a $500M international airport in Nassau.  He led the executive direction, management and coordination of the teaming partners to develop the proposal that was submitted.

From 2000 to 2010, Mr. Deme was the President and owner of numerous preschools that operated under the trade name Oxford Academy.

Our officers and director are not full time employees of the Company and are actively involved in other business pursuits. Mr. Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officers and director are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our Company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our Company is best suited to its needs or that an acquisition will ever occur.

Board Committees

NAS Acquisition, Inc. has not yet implemented any board committees nor does it have any independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Miguel Dotres	2015	—	—	—	—	—	—	—
Officer and Director	2014	—	—	—	—	—	—	—

Andrew Deme	2015
Officer	2014	—	—	—	—	—	—	—

Directors' Compensation

Our director is not entitled to receive compensation for services rendered to the Company or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts And Officers' Compensation

Since our incorporation, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Plan and Other Long Term Incentive Plan

We currently do not have existing or proposed stock option or other long term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about May 28, 2014, Miguel Dotres, president and director, paid for expenses involved with the incorporation of NAS Acquisition, Inc. with personal funds on behalf of NAS Acquisition, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of the Securities Act.

The price of the common stock issued to Miguel Dotres was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Miguel Dotres, the Company's president and director and Mr. Deme, the secretary and treasurer are the only promoters of the Company.

NAS ACQUISITION, INC.
 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class(3)

Common	Miguel Dotres, President and Director	8,000,000	88%

	Andrew Deme, Secretary and Treasurer	-	-

	All Directors and Officers as a group (2 persons)	8,000,000	88%

Footnotes

(1) The address of the executive officer one director is c/o NAS Acquisition, Inc., 5881 NW 151 Street, Suite 216, Miami Lakes, FL 33014.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assuming the sale of 1,000,000 shares of our common stock in addition to the 8,000,000 shares held by Mr. Dotres.

INFORMATION ASSUMING THE SHARE EXCHANGE
 IS CONSUMMATED

Assuming the Share Exchange is consummated the directors and executive officers will be as follows:

NAME	POSITION	AGE

Richard Reitano	Chief Executive Officer and Director	56
Jay Seewald	President, Chief Operating Officer and Director	47
Russell Parker	Vice President, Secretary, Chief Branding Officer and Director	57

A description of the directors and executive officers is provided on pages 24 - 26 under the caption Management Team of Acquisition Candidate.

None of the directors are independent directors. We do not anticipate that we will implement any board committees.

Subject to the availability of funding, we intend to compensate at least three executive officers through salary and stock based compensation. Messrs. Reitano, Seewald and Parker have entered into five year employment agreements with OTM. No additional compensation will be paid for serving as a director. As of this date no compensation has been paid to each of Messrs. Reitano, Seewald or Parker. See Management Team of Acquisition Candidate – Employment Contracts and Officers' Compensation.

Assuming the Share Exchange is consummated, there will be 50,000,000 shares of common stock outstanding and no shares of Preferred Stock outstanding.

The following tables set forth certain information assuming the Share Exchange is consummated with respect to the beneficial ownership of common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes and by all officers and directors, as a group.

Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class

Common	Richard Reitano (1) CEO, Director	12,500,000	25%

	Jay Seewald (1) President, COO, Director	12,500,000	25%

	Russell Parker (1) Vice President, Secretary, Chief Branding Officer, Director	3,375,000	6.75%

	Miguel Dotres (2)	8,000,000	16%

	All directors and officers as a group (3 persons)	28,375,000	56.75%

(1)	Address is 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437
(2)	Address is 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014

DESCRIPTION OF PROPERTY

We use a corporate office located at 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014. Office space, utilities and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

REPORTS TO SECURITY HOLDERS

1. After this offering, NAS Acquisition, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, NAS Acquisition, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-K upon effectiveness of this registration.

3. The public may read and copy any materials NAS Acquisition, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. NAS Acquisition, Inc.'s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, NAS Acquisition, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NAS Acquisition, Inc. of expenses incurred or paid by a director, officer or controlling person of NAS Acquisition, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NAS Acquisition, Inc. will, unless in the opinion of NAS Acquisition, Inc. legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Pearlman Schneider LLP is legal counsel to the Company. Pearlman Schneider LLP has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Pearlman Schneider LLP has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTC Markets.

RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Rule 419 limitations may limit business combinations.

Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the minimum offering amount and therefore may not be returned to investors.

No operating history or revenue and minimal assets results in no assurance of success.

The Company has had no operating history nor any revenues or earnings from operations. The Company has no assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate a business combination.

Discretionary use of proceeds; "blank check" offering leads to uncertainty as to future business success.

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives.

Regulations concerning "blank check" issuers may limit business combinations.

The ability to register or qualify for sale the shares of our common stock included in this offering (the "Shares") for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

Speculative nature of the Company's proposed operations results in no assurance of success.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. A related entity OICco Acquisition I, Inc. completed an acquisition and the same officer and director as the Company determined that the business of the acquired company was not significant enough to devote additional resources to and therefore chose not to expand the operations of the acquired entity but instead to pursue another acquisition. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

Scarcity of and competition for business opportunities and combinations may limit possible business combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

Conflicts of interest of officers and director may result in a loss of business or failure to complete a merger or acquisition or to do so at less profit.

The Company's officers and director currently participates and may in the future participate in other business ventures which compete directly with the Company. Miguel Dotres currently is a participant in Petrus Resources Inc. of which Miguel Dotres is the sole officer and director. Additional conflicts of interest and non-arm's length transactions may also arise in the future in the event the Company's officers and director is involved in the management of any firm with which the Company transacts business.

Conflicts relating to the location of merger/acquisition candidates.

Our officers and director are not full time employees of our company and are actively involved in other business pursuits. Miguel Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest.

Miguel Dotres is currently engaged in other business ventures, including other entities with which he is involved, that appear likely to compete directly with the Company in connection with the marketing of the Companies' respective securities as well as in connection with the identification of candidates for a business acquisition and the negotiation and consummation of acquisition agreements. Each blank check company in which Miguel Dotres has an interest will have essentially the same structure and the same shareholders. Though there may be slight differences in the shares outstanding, acquisition candidates will be selected based on their capitalization requirements. Due the time limitations for completion of an acquisition, the effectiveness date of the Company's registration will play a pivotal role as to which blank check company will be presented first. If there are multiple blank check companies effective, all will be presented to the prospective purchaser and the purchaser will choose.  See "Directors, Executive Officers, Promoters And Control Persons."

Reporting requirements may delay or preclude acquisition.

The Company will be required to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the federal securities laws are applicable.

Change in control and management may result in uncertain management future.

A business combination involving the issuance of the Company's common stock will result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company will result in removal of the present officers and director of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

Reduction of percentage share ownership following a business combination may result in dilution.

The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and will result in a change in control or management of the Company.

Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

Blue sky considerations may limit sales in certain states.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

Business analysis by non-professional may increase risk of poor analysis.

Analysis of business operations will be undertaken by our officers and director who are not professional business analysts. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

Arbitrary offering price means shares may not reflect fair market value.

The Offering Price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the shares will attain market values commensurate with the Offering Price.

No public market for Company's securities may limit the liquidity of the shares.

Prior to the Offering, there has been no public market for the shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Shares eligible for future sale may increase the supply of shares on the market.

All of the 8,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act") (pending effectiveness of this registration statement). Such shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the shares owned by management eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. Dotres, an officer and our sole director, shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933. The Company is a shell company and that as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2).

Authorization of "Blank Check" preferred stock may delay, defer or prevent change of control.

We have included in our Articles of Incorporation the authorization to issue a series of preferred stock with such preferences, limitations and relative rights as determined by the Board of Directors without shareholder approval. This may have the effect of delaying, deferring, or preventing a change in control.

NAS Acquisition, Inc.

Financial Statements

Index

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet for the years ended June 30, 2015 and 2014	F-3

Statement of Expenses for the year ended June 30, 2015 and the period from May 29, 2014 through June 30, 2014	F-4

Statement of Changes in Stockholders Equity for the year ended June 30, 2015 and the period from May 29, 2014 through June 30, 2014	F-5

Statement of Cash Flows for the years ended June 30, 2015 and 2014	F-6

Notes to Financial Statements	F-7 –F-11

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
NAS Acquisition, Inc.
Miami Lakes, FL

We have audited the accompanying balance sheets of NAS Acquisition, Inc. (the"Company") as of June 30, 2015 and 2014, and the related statements of operations, stockholders' deficit, and cash flows for the year ended June 30, 2015 and the period from May 28, 2014 (inception) through June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NAS Acquisition, Inc. as of June 30, 2015 and 2014 and the results of its operations and its cash flows for the year ended June 30, 2015 and the period from May 28, 2014 (inception) through June 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operation since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
September 29, 2015

NAS Acquisition, Inc.
Balance Sheets

	June 30,
	2015	2014
ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities

Advances- related party	$6,272	$-
Total current liabilities	6,272	-

Stockholders' deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800	800
Additional paid in capital	1,700	1,700
Deficit accumulated during the development stage	(8,772)	(2,500)
Total stockholders' deficit	(6,272)	-

Total liabilities and stockholders' deficit	$-	$-

See accompanying notes to financial statements.

NAS Acquisition, Inc.
Statement of Operations

	Year ended June 30, 2015	Period from May 28, 2014 through June 30, 2014
Revenues	$-	$-

Operating expenses
General and administrative	6,272	2,500

Total operating expenses	6,272	2,500

Net loss	$(6,272)	$(2,500)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements.

NAS Acquisition, Inc.
Statement of Changes in Stockholders' Equity (Deficit)

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, May 28, 2014 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	8,000,000	800	1,700	-	2,500
Net loss, period ending June 30, 2014	-	-	-	(2,500)	(2,500)
Balance, June 30, 2014	8,000,000	800	1,700	(2,500)	-

Net loss, year ending June 30, 2015	-	-	-	(6,272)	(6,272)
Balance, June 30, 2015	8,000,000	800	1,700	(8,772)	(6,272)
See accompanying notes to financial statements.

NAS Acquisition, Inc.
Statement of Cash Flows

	Year ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(6,272)	$(2,500)
Changes in operating liability:

Net cash used in operating activities	(6,272)	(2,500)

Cash flows from financing activities
Proceeds from related party advances	6,272	-
Proceeds from common stock	-	2,500
Net cash provided by financing activities	6,272	2,500

Net change in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2015 and 2014

Note 1 - Nature of Business

NAS Acquisition, Inc. (the Company) was incorporated under the laws of the State of Nevada on May 28, 2014, with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company currently has limited operations and, in accordance with ASC 915 "Development Stage Entities," is considered a Development Stage Company.  The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

The Company has elected a fiscal year end of June 30.

Note 2 - Significant Accounting Policies

Basis of Presentation - The accompanying financial statements have been prepared by the Company. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of June 30, 2015 have been made.

This summary of significant accounting policies is presented in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

In the period ended June 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as June 30, 2015 or 2014.

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2015 and 2014

Note 2 - Significant Accounting Policies (continued)

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future consolidated financial statements.

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2015 and 2014

Note 3 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 "Income Taxes," when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended June 30, 2015 or 2014 applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.The component of the Company's deferred tax asset as of June 30, 2015 and 2014 are as follows: A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:The Company did not pay any income taxes during the years ended June 30, 2015 or 2014.The net federal operating loss carry forward will expire in 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

The component of the Company's deferred tax asset as of June 30, 2015 and 2014 are as follows:

	June 30, 2015	June 30, 2014
Net operating loss carry forward	$8,772	$2,500
Valuation allowance	(8,772)	(2,500)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

	June 30, 2015	June 30, 2014
Net operating loss carry forward	$3,070	$875
Valuation allowance	(3,070)	(875)
Net deferred tax asset	$-	$-

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2015 and 2014

Note 3 - Income Taxes (continued)

The Company did not pay any income taxes during the years ended June 30, 2015 or 2014.

The net federal operating loss carry forward will expire in 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 4 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has no cash or material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Related Party Transactions

During the year ended June 30, 2015, $6,272 was advanced by our president for the operating expenses of the Company. The amount is unsecured, noninterest bearing, and due on demand.

On May 28, 2014 Miguel Dotres an officer and director paid $2,500 for 8,000,000 common shares of stock of the Company.

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2015 and 2014

Note 6 – Subsequent Events

On March 9, 2015, NAS Acquisition, Inc. (the "Company", "we", or "us") entered into a Share Exchange Agreement and Plan of Reorganization ("Agreement") with On The Move Corporation, ("OTM"), a private company incorporated in Florida in 2014 with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 3,200,000 shares of our to be designated Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM's Series A convertible preferred stock. Upon completion of the foregoing transactions, (i)  OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock, and (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to On The Move Corporation.The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

On September 15, 2015, Nas Acquisition Inc. entered into a Second Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On the Move Corporation ("OTM"), a private company incorporated in Florida on April 23, 2014, with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM. Upon completion of the foregoing transactions, (i) OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock in exchange for their shares of OTM Common Stock, and (iii) we will change our name to On the Move Corporation. These transactions represent a reverse acquisition whereby OTM is the accounting acquirer and the assets and liabilities of NAS will remain at their carrying basis. The issuance of the shares to OTM shareholders will be recorded as a reverse merger recapitalization.

As of September 29h 2015, our pending transaction with On The Move Corporation on March 9, 2015 is pending effectiveness of a post-effective amendment to our registration statement. The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

INFORMATION WITH RESPECT TO THE ACQUISITION

ON THE MOVE CORPORATION

Acquisition Candidate

General

OTM was founded in 2014 to engage in the acquisition and management of Retail Stores (as defined) in the State of Florida under its own brand name "On the Move".

On September 15, 2015, OTM entered into a lease agreement with an unaffiliated lessor for premises located in Lakeland, Florida ("Location") where OTM will renovate and thereafter own and operate a new convenience store under the "On the Move" brand name. Its store will offer beverage and tobacco products; health and beauty aids; automotive products; and other non-food items, as well as a selection of food items including "American Fare" prepared foods such as hamburgers, sandwiches, salads, fries and shakes. In addition, it will be involved at the same convenience store location in the retail sale of gasoline or gasohol on a self-service basis (the convenience stores and gas stations are collectively referred to as "Retail Stores"). We intend to grow our company through acquisitions as well as internal growth as follows:

(1)	Execute a prudent growth strategy of blending new store growth with acquisitions, creating a broad geographic footprint and infrastructure throughout the State of Florida.

(2)	Create our own brand and deliver superior imaging, lighting, pricing facilities, cleanliness, drive thru's and customer offerings for time strapped consumers.

(3)	Create our own independent fuel brand and delivery and eventually the delivery of alternative fuels such as natural gas, hydrogen and electric charging stations.

Management believes that Florida represents a significant opportunity for growth. With a population of over 19,000,000 and tourist visits that exceeded 90,000,000 in 2013, management believes its plan of internal growth and acquisition represents the most efficient way for OTM to take advantage of the economic recovery and expansion of the state. As part of these plans, management has identified a number of improvements that can be made to make the OTM Retail Stores more attractive to customers and thereby increase its share of the market for fuel and non-fuel products and services.

Expansion plans include the following cities in the State of Florida:

Oviedo, Winter Springs, Lutz, Hudson, Fort Pierce, Port Richey, Fort Myers, Delray, Boca Raton, Riviera Beach, Coral Springs, Wellington, Sarasota

Background

OTM was organized as a Florida corporation on April 23, 2014. Its principal shareholders have experience in owning and operating Retail Stores.

On September 15, 2015, we entered into a Second Amended and Restated Share Exchange and Plan of Reorganization ("Agreement") with the Company. OTM is a private company incorporated in Florida on April 23, 2014, with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.001 per share will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM. Upon completion of the foregoing transactions, (i) OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock in exchange for their shares of OTM Common Stock, and (iii) we will change our name to On the Move Corporation.

On September 15, 2015, we entered into a lease agreement with an unaffiliated lessor for premises located at 125 North Combee Road, Lakeland, Florida 33801 to own and operate a new Retail Store.

We intend to purchase additional Retail Stores, some of which will be acquired from OTM principal shareholders. As of this date we have not entered into any agreements with OTM principals or other individuals to purchase any additional Retail Stores nor do we have any debt or equity financing arrangements in place.

The Market and Industry Trends

During the last several years there has been significant growth in the number of Retail Stores. The U.S. convenience store industry has approximately 151,000 stores that accounted for nearly $70 billion in sales during 2013. Cumulatively, the U.S. convenience store industry alone serves nearly 160 million customers per day and 58 billion customers every year. In the State of Florida, as of December 31, 2013, according to the 2014 WACS/Nielson, there were approximately 9,700 stores with only California and Texas having more stores.

In recent years, the convenience store industry has concentrated on increasing and improving in-store foodservice offerings, including fresh foods, quick service restaurants or proprietary food offerings. Should this trend continue, OTM management believes consumers may become more likely to patronize convenience stores that include such offerings, which may also lead to increased inside merchandise sales or fuel sales for such stores. We are attempting to capitalize on this trend by improving our in-store food offerings. Other significant trends include a national decline in retail fuel gallons sold and the number of cigarettes sold. Management believes our focus on foodservice offerings will compensate for lower sales and gross profit resulting from cigarettes and retail fuel.

General Description of Retail Stores

Based on management's experience, the average size of the OTM Retail Store will be approximately 2,600 square feet and each of the stores will have five to eight gasoline dispensers. The "On the Move" logo and signage will be clearly displayed at each store.

Operations

The Retail Stores will be generally staffed with a store manager, an assistant manager and sales associates who work various shifts to enable the stores to remain open 24 hours a day, seven days a week. OTM corporate management will evaluate store operations and store conditions, maintenance and customer service through a regular store visitation program.

Fuel Operations.  OTM anticipates that Shell branded fuel will be offered at the Location. Other branded fuels such as Chevron or Texaco also may be offered at additional Retail Stores. Based on management's experience, the sale of fuel accounts for approximately 80% of Retail Store sales.

It is anticipated that each of the OTM Retail Stores will purchase fuel from major oil companies. Fuel supply agreements typically contain provisions relating to, among other things, minimum volumes, payment terms, use of the supplier's brand names, compliance with the supplier's requirements, acceptance of the supplier's credit cards, insurance coverage and compliance with legal and environmental requirements. Fuel is distributed from fuel terminals through third parties.

Merchandise Operations.  The Retail Stores will offer a wide assortment of food, beverages and non-food merchandise as well as "American Fare" prepared foods such as hamburgers, sandwiches, salads, fries and shakes. It is anticipated that most tobacco and grocery products will be purchased through a single wholesale grocer. All merchandise will be delivered directly to each Retail Store by truck or other vendors. The Retail Stores will not maintain additional product inventories other than that which is in each store and depending on the size of the store, the inventory will be approximately $50,000.

The Lakeland, Florida Retail Store

On September 15, 2015, OTM entered into a Lease Agreement (the "Lease") with Automated Petroleum & Energy Company, Inc. for premises located at 125 North Combee Road, Lakeland, Florida 33801. The lease term is for a period of five years with a first right of refusal on two five-year options. Base rent is $57,350 plus sales taxes and any other governmental taxes with annual increases of $2,400 or a CPI adjustment.

The premises, which were abandoned by a previous unaffiliated lessee of the owner or OTM more than 14 months ago, will be renovated by OTM at its cost as a Retail Store to be owned and operated by OTM under the On the Move logo signage ("OTM Brand"). Renovations will include interior and exterior renovations and improvements as well as the installation of food service equipment for dine-in and take out. It is anticipated that the renovations and improvement (exclusive of inventory) will cost approximately $350,000 and that the Retail Store will be opened by year end.

This Retail Store will be the first to be opened and operated under the OTM Brand and will be the prototype for future OTM Retail Stores. Features for the OTM Brand Retail Store will include:  (1) the new OTM Brand; (2) superior lighting imagery and cleanliness; (3) enhanced prepared food offerings for dine-in and take-out, including "American Fare" prepared foods such as hamburgers, sandwiches, salads, fries and shakes; (4) 24-hour service seven days a week.

Service Marks

An application for the registration of the name "On the Move" and the service mark consisting of the OTM's design logo (with the words "On the Move") is currently pending. Management believes these service marks are of material importance in promoting and advertising the company's business.

Competition

OTM's business is highly competitive, and marked by ease of entry and constant change in terms of the numbers and types of retailers offering the products and services, which will be found in the OTM stores. Many of the food (including prepared foods) and non-food items similar or identical to those to be sold in the OTM Brand Retail Stores are generally available from a variety of competitors in the communities to be served by the OTM stores, and the company competes with other convenience store chains, gasoline stations, supermarkets, drug stores, discount stores, club stores, mass merchants and "fast-food" outlets (with respect to the sale of prepared foods). Gasoline sales are also intensely competitive. The company will compete with both independent and national brand gasoline stations in the sale of gasoline, other convenience store chains and several non-traditional gasoline retailers such as supermarkets in specific markets. Some of these other gasoline retailers may have access to more favorable arrangements for gasoline supply then do the company. Some of the company's competitors have greater financial, marketing and other resources than the company and, as a result, may be able to respond better to changes in the economy and new opportunities within the industry. Based on the experience of its management and subject to the availability of financing, OTM believes that it can effectively compete in the Retail Store market.

Employees

As of August 31, 2015, OTM did not have any full-time employees. It is anticipated that the initial Retail Store (and on average the others) will have 15-20 employees. Management does not believe that any employees will be subject to collective bargaining agreements.

DESCRIPTION OF PROPERTY

OTM uses a corporate office located at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. OTM has entered into a Lease with an unaffiliated lessor for the Lakeland Retail Store. See "The Lakeland, Florida Retail Store." Annual base rent for the Lakeland, Florida Retail Stores is $57,370.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the company's business, which are described in this section and elsewhere in this report.

Overview

On September 15, 2015, we entered into a Second Amended and Restated Share Exchange Agreement and Plan of Reorganization with OTM and the OTM shareholders. The Agreement contains customary representations, warranties, and conditions. Pursuant to the Agreement, 41 million of our common shares will be exchanged for all of the common shares of OTM.

On September 15, 2015, we also entered into a Lease for premises located in Lakeland, Florida, which premises will be renovated for a new OTM Retail Store.

To date, OTM has financed its operations through the sale of its common stock.

Critical Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared by the Company in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using treasury stock method, and convertible preferred stock using the if-converted method. There is no potential dilutive security as of December  31, 2014.

PLAN OF OPERATIONS

Following the closing of this offering and the renovation of the new Retail Store at the Location, it is the intention of OTM, during the next twelve months, to acquire up to approximately 25 additional Retail Stores, all or most of which may be acquired from Jay Seewald or his affiliates. Longer term it is the continued intention of OTM to acquire additional Retail Stores. While OTM had acquisition agreements with two corporations controlled by Jay Seewald to acquire two Retail Stores, which were not consummated, with the exception of the Lease for the premises at the Location, OTM has not entered into any acquisition agreements with Jay Seewald or any other OTM principals or other individuals nor does it have any debt, or equity financing arrangements in place. In addition to the availability of financing, OTM's Plan of Operations is subject to risks, among others, related to the general economy, federal and state regulation of cigarettes and alcohol and the availability and cost of fuel.

Further, and as an additional risk, an independent audit of the historical financial statements of an acquisition candidate (in accordance with SEC rules) will generally be required if it is determined that a "business" is being acquired. As such, potential acquisitions may be delayed or may not be possible in the absence of an audit. Further, the audit, if obtainable, may be costly.

To date OTM has financed its operations through the sale of its common stock.

Sources of revenues

Retail Store revenues will principally be from the sale of fuel, which generally accounts for approximately 80% of the Retail Stores' revenues. Additional revenues are generated from the sale of merchandise, including grocery and other tobacco products, packaged beverages and beer and wine as well as food services. Changes in the cost of fuel will generally impact on the results of operations of the Retail Store.

RESULTS OF OPERATIONS

For the period from April 23, 2014 (inception) until December 31, 2014, OTM had a net loss of $56,537 and for the first six months of 2015 OTM had an additional loss of $130,215. There were no revenues from inception to date and the expenses were principally for professional and organizational fees. Professional fees for the first six months of 2015, which were $127,158, were fees charged by the accountants and attorneys.

Fees paid to the accountants included the audit fees for the OTM financial statements, which are included in this registration statement. Significant additional accounting fees (together with associated legal fees) were incurred for the audit of two Retail Stores owned by corporations controlled by Jay Seewald, which audits were not completed and a request was made to the SEC staff for a waiver of full financial statements for the two stores. The request was denied. Given the time and expenses incurred in the transactions which were not completed, before any additional acquisitions are undertaken, OTM management will make certain that the acquisition candidate can deliver financial statements in accordance with SEC rules.

Liquidity and Capital Resources

At June 30, 2015, OTM had an accumulated deficit of $186,752. To date, OTM has financed its operations with cash proceeds of $251,250 from the sale of its common stock.

OTM believes that it will finance the improvements and inventory for the Lakeland Retail Store from equity or debt financing, including possibly advances from its principals. It is anticipated that acquisitions of additional Retail Stores will be made with NAS stock and/or cash. Acquisition costs will vary depending on the individual size of each retail store and if the underlying real estate is included. To the extent that there is a cash component, OTM will seek equity or debt financing. There is no assurance, however, that financing will be available, or if available, on reasonable terms. As of this date, OTM does not have any debt or equity financing arrangements in place.

Off-Balance sheet arrangements

We are not aware of any off-balance sheet transactions requiring disclosure.

SECURITY OWNERSHIP OF ACQUISITION CANDIDATE

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

	Common Stock
Name	Number of Common Shares	% Outstanding

Richard Reitano(1)	12,500,000	31%
Jay Seewald (1)	12,500,000	31%
Russell Parker (1)	3,375,000	7%
3 directors and officers as a group (3 persons)		69%
_____________________

(1)	Address of each is 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33436.

MANAGEMENT TEAM OF ACQUISITION CANDIDATE

Our executive officers and directors after completion of the Exchange Agreement are as follows:

Name	Position	Age

Richard Reitano	Chairman and CEO	56
Jay Seewald	President and COO and Director	47
Russell Parker	Executive Vice President, Secretary and Chief Branding Officer and Director	57

Richard Reitano, Chairman of the Board, Chief Executive Officer

Mr. Reitano has been OTM's Chairman of the Board and Chief Executive Officer since inception in 2014. He oversees all aspects of the OTM Brand Retail Stores, including the designs the "On the Move" Retail Stores.

Mr. Reitano started in the gas station business in 1979 and has been a visionary in the Retail Store industry. He was one of the first to convert parts of gas stations into convenience stores, thereby creating additional profit centers. For more than the past five years he has been a business consultant to gas stations and convenience store owners.

While the initial retail stores were owned by major oil companies, Mr. Reitano, in 1985, began building his own retail stores with larger convenience stores (an increase from 800 square feet to 4,500 square feet) and five to eight gasoline dispensers which were connected to the store with a covered walkway. This concept was adopted by major oil companies in early 2000.

In 1998 he sold a package of retail stores located throughout Florida for $18,000,000.

During his career Mr. Reitano has received many awards from major oil companies, including the elite Amoco's Sterling Fraternity which comprised the top 1% operators of Retail Stores and Mobil's Circle of Excellence. His training programs and films have been featured in Amoco's marketing magazine.

Jay Seewald, President and Chief Operating Officer and Director
Mr. Jay Seewald has been OTM'S President and Chief Operating Officer and Director since inception. Mr. Seewald will oversee and direct all the operations of OTM's Retail Stores. He also owns and operates more than 30 other Retail Stores, which do not operate under the "On the Move" brand.
Mr. Seewald began his career working with his father who owned and operated gas stations in the 1970s. Over the past twenty-five years Mr. Seewald has developed, acquired and sold numerous Retail Stores. In 1998 he acquired his first major portfolio of Retail Stores for $18 Million.
Mr. Seewald has a proven track record of creating strategic alliances with oil companies and has past served as Chairman of the Shell Oil District Dealer Council. In addition he has established relationships with Exxon/Mobile, Chevron, and Hess.
With an accounting background, Mr. Seewald has expertise in identifying opportunities, to acquire existing businesses with growth potential and historic cash flows, through his meticulous auditing procedures. In 2005 he acquired 11 Racetrac locations in Texas for $25 Million.
His knowledge runs the gamut of the business including Fast food franchising, wholesale gasoline and other diversified opportunities such as ATM's, Movie rentals, tobacco, wine and spirits and real estate.
He is a franchisee of such major brands as Dunkin Donuts, Subway, Blimpies, Quiznos, God Father's Pizza and Circle K.  His franchisee experience will be invaluable as "On the Move" seeks key partnerships for its locations.
Mr. Seewald has received numerous awards in the industry and was the five-time recipient of the Circle of Success from Shell Oil where he was consistently ranked in the top 2% of dealers nationwide.
Russell Parker, Executive Vice President, Secretary, Chief Branding Officer and Director

Mr. Russell Parker has served as OTM'S Executive Vice President, Secretary, Chief Branding Officer and Director since inception. Currently Mr. Parker oversees all branding and marketing initiatives. He activates all marketing strategies that operate on multiple platforms and entry points. He is responsible for the design of the On the Move Brand.

In 2001 Mr. Parker founded Current Marketing Group, a Florida corporation and full service marketing firm which provided services to local and national corporations such as, Circuit City, Toys R Us, Home Depot, Verge, Element, Nextech, Nvidia, GPS/Unisource, Firedog, Insituform, HIP Health Plan, Alamo Rent a Car, The Florida Marlins, The Florida Panthers, as well as members of the U.S. House of Representatives and candidates for various local and state offices. Mr. Parker ceased working at Current Marketing Group in 2014.

From 1988 to 2001 Mr. Parker served as the President and CEO of Reed & Steven Advertising, where he was responsible for all operations, all creative direction, account service and new business development. The agency won hundreds of awards and handled multiple multi-million dollar accounts under his leadership.

With over 30 years' experience, Mr. Parker's innovative thinking has garnered hundreds of career marketing and advertising awards, including Addy Awards, International Graphis Awards, Print Magazine, and Graphis Annuals, creating multi-million dollar revenue streams for his clients.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

•
The subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation of Acquisition Candidate

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Richard Reitano	2014	—	—	—	—	—	—	—
Officer and Director	2013	—	—	—	—	—	—	—

Jay Seewald	2014
Officer and Director	2013	—	—	—	—	—	—	—

Russell Parker	2014
Officer and Director	2013

Directors Compensation

OTM directors are not entitled to receive compensation for each meeting except for reimbursement of out-of-pocket expenses. There are not formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officer's Compensation

At the closing of the Agreement, OTM will enter into five-year Employment Agreements as amended with each of Messrs. Reitano, Seewald and Parker. The contracts for Messrs. Reitano, and Seewald provide for a base salary of $395,000 per year and the contract for Mr. Parker provides for a base salary of $300,000. Base salary for each of the agreements will only become payable upon the closing of the Agreement and will only be paid in whole or in part depending upon the availability of cash. Each of the contracts also provides for (i) a possible first year bonus of up to $200,000, based on performance and profitability of the company and (ii) a one-time retention equity award of 1 million shares of OTM stock. No compensation has been paid to Messrs. Reitano, Seewald or Parker.

Stock Plan and other Long Term Incentive Plan

We currently do not have existing stock option or other long-term incentive plan.  Following the closing of the Agreement, NAS intends to adopt a stock option plan and issue options to its officers, directors, and possibly others.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2014, OTM issued 12,500,000 shares each to Messrs. Reitano and Seewald and 3,375,000 shares to Mr. Parker for nominal consideration.

On June 4, 2015, OTM loaned $10,000 to Russell Parker, one of its principals. The loan bears interest at 5% per annum and is due December 31, 2015. The purpose of the loan was to provide personal funds to Mr. Parker since OTM has not paid any compensation to its principals.

LEGAL PROCEEDINGS

There are no known legal proceedings against OTM.

OTM RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to our Company

OTM's auditors have raised substantial doubts as to its ability to continue as a going concern.

OTM's financial statements have been prepared assuming it will continue as a going concern. It has a history of losses from operations and an accumulated deficit of $186,752 at June 30, 2015. It has been and expects to continue funding its business through the sale of equity until, if ever, it generates sufficient cash flow to pay its operating expenses. These factors, among others, raise substantial doubt about OTM's ability to continue as a going concern. Its financial statements included elsewhere herein do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances that OTM will be able to increase its revenues and cash flow to a level which supports profitable operations and provides sufficient funds to pay its obligations. If OTM is unable to continue as a going concern, investors would lose their entire investment in our company.

OTM's management has no experience in operating a public company.

OTM's executive officers and directors have no experience in the management of a publicly traded company. Its management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to OTM in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of the company. It is possible that OTM will be required to expand its employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support its operations as a public company which will increase its operating costs in future periods.

OTM will incur increased costs as a result of becoming a public company which will increase its operating expenses in future periods.

As a public company, OTM will incur significant legal, accounting and other expenses related to reporting obligations under federal securities laws that it does not incur as a private company. Additional SEC regulation has also substantially increased the accounting, legal, and other costs related to remaining an SEC reporting company. For example, it will need to adopt and incorporate corporate governance policies and procedures as well as enhanced disclosure controls and procedures and internal controls over financial reporting. OTM expects these additional costs will range from $90,000 to $120,000 annually. Until such time, if ever, that OTM generates sufficient revenues from its operations to fund these additional costs, it expects that it will seek additional financing as to which there are no assurances. As of this date, OTM does not have any debt or equity financing in place.  These additional costs will increase OTM's operating expenses in future periods and will adversely impact its ability to report profitable operations in future periods.

Risks Related to Our Industry

The convenience store and retail fuel industries are highly competitive and impacted by new entrants. Increased competition could result in lower margins.

The convenience store and retail fuel industries in the areas in which OTM intends to operate are highly competitive and marked by ease of entry and constant change in the number and type of retailers offering the products and services to be found in the OTM stores. OTM competes with numerous other convenience store chains, independent convenience stores, supermarkets, drugstores, discount clubs, fuel service stations, mass merchants, dollar stores, fast food operations and other similar retail outlets. In recent years, several non-traditional retailers, including supermarkets, club stores and mass merchants, have begun to compete directly with convenience stores. These non-traditional fuel retailers have obtained a significant share of the fuel market and their market share is expected to grow, and these retailers may use promotional pricing or discounts, both at the fuel pump and in the store, to encourage in-store merchandise sales and fuel sales. In some of the OTM markets, its competitors have been in existence longer and have greater financial, marketing and other resources than OTM does. As a result, competitors may be able to respond better to changes in the economy and new opportunities within the industry.

To be and remain competitive, OTM must constantly analyze consumer preferences and competitors' offerings and prices to ensure it offers a selection of convenience store products and services at competitive prices to meet consumer demand. OTM must also maintain and upgrade its customer service levels, facilities and locations to remain competitive and drive customer traffic to the OTM stores. Principal competitive factors include, among others, location, ease of access, fuel brands, pricing, product and service selections, customer service, store appearance, cleanliness and safety. From time to time, competitors may sell fuel or alternative energy products which are not available to OTM due to the OTM fuel contracts. Competitive pressures could materially impact fuel and merchandise volume, sales and gross profit and overall customer traffic, which could in turn have a material effect on OTM's business, financial condition and results of operations.

Volatility in oil and wholesale fuel costs could impact OTM operating results.

Oil and domestic wholesale fuel markets are volatile. General political conditions, acts of war or terrorism, instability in oil producing regions, particularly in the Middle East and South America, and the value of the U.S. dollar could significantly impact oil supplies and wholesale fuel costs. In addition, the supply of fuel and wholesale purchase costs could be materially impacted in the event of a shortage, which could result from, among other things, lack of capacity at United States oil refineries, sustained increase in global demand, or the fact that the OTM fuel contracts will not guarantee an uninterrupted, unlimited supply of fuel. Significant increases and volatility in wholesale fuel costs have resulted, and could in the future result, in significant increases in the retail price of fuel products and in lower fuel gross margin per gallon. This volatility makes it extremely difficult to predict the impact future wholesale cost fluctuations will have on operating results and financial condition. Dramatic increases in oil prices squeeze retail fuel margin because fuel costs typically increase faster than retailers are able to pass them along to customers. A significant change in any of these factors could materially impact fuel and merchandise volume, fuel gross profit and overall customer traffic, which in turn could have a material effect on OTM's business, financial condition and results of operations.

Changes in credit card expenses could tighten profit margin, especially on fuel.

A significant portion of fuel sales involve payment using credit cards. OTM is assessed credit card fees as a percentage of transaction amounts and not as a fixed dollar amount or percentage of OTM's margins. Higher fuel prices trigger higher credit card expenses, and an increase in credit card use or an increase in credit card fees would have a similar effect. Therefore, credit card fees charged on fuel purchases that are more expensive as a result of higher fuel prices are not necessarily accompanied by higher profit margins. In fact, such fees may cause lower profit margins. Lower profit margins on fuel sales caused by higher credit card fees may decrease overall profit margin and could have a material effect on OTM's business, financial condition and results of operations.

Wholesale cost and tax increases relating to tobacco products could affect operating results.

Any significant increases in wholesale cigarette costs and tax increases on tobacco products may have a materially adverse effect on unit demand for cigarettes domestically. Currently, major cigarette manufacturers offer significant rebates to retailers, although there can be no assurance that such rebate programs will continue. OTM includes these rebates as a component of cost of goods, which affects gross margin from sales of cigarettes. In the event these rebates are no longer offered, or decreased, wholesale cigarette costs will increase accordingly. In general, OTM attempts to pass price increases on to its customers. Due to competitive pressures in the OTM markets, however, OTM may not always be able to do so. These factors could adversely affect the retail price of cigarettes, cigarette unit volume and revenues, merchandise gross profit and overall customer traffic, which could in turn have a material effect on OTM's business, financial condition and results of operations.

Government action and campaigns to discourage smoking may have a material adverse effect on revenues and gross profit.

Congress has given the Food and Drug Administration ("FDA") broad authority to regulate tobacco products, and the FDA has enacted numerous regulations restricting the sale of such products. These governmental actions, as well as national, state and local campaigns to discourage smoking and other factors, have resulted in reduced industry volume and consumption levels, and could materially affect the retail price of cigarettes, unit volume and revenues, gross profit, and overall customer traffic, which in turn could have a material adverse effect on OTM's business, financial condition and results of operations.

Changes in economic conditions, consumer behavior, travel and tourism could impact business.

In the convenience store industry, customer traffic is generally driven by consumer preferences and spending trends, growth rates for automobile and commercial truck traffic and trends in travel, tourism and weather. Changes in economic conditions generally, or in Florida specifically, could adversely impact consumer spending patterns and travel and tourism in OTM's markets. In particular, weakening economic conditions may result in decreases in miles driven and discretionary consumer spending and travel, which impact spending on fuel and convenience items. In addition, changes in the types of products and services demanded by consumers may adversely affect merchandise sales and gross profit. Additionally, negative publicity or perception surrounding fuel suppliers could adversely affect their reputation and brand image which may negatively affect fuel sales and gross profit. Similarly, advanced technology and increased use of "green" automobiles (i.e., those automobiles that do not use petroleum-based fuel or that run on hybrid fuel sources) could drive down demand for fuel. OTM's success depends on its ability to anticipate and respond in a timely manner to changing consumer demands and preferences while continuing to sell products and services that will positively impact overall merchandise gross profit.

The OTM Retail Stores will be located in coastal/resort or tourist destinations. Historically, travel and consumer behavior in such markets is more severely impacted by weak economic conditions. If the number of visitors to coastal/resort or tourist locations decreases due to economic conditions, changes in consumer preferences, changes in discretionary consumer spending or otherwise, sales could decline, which in turn could have a material effect on OTM's business, financial condition and results of operations.

Market turmoil and uncertain economic conditions, including increases in food and fuel prices, changes in the credit and housing markets, actual and potential job losses among sectors of the economy, significant declines in the stock market resulting in large losses in consumer retirement and investment accounts, uncertainty regarding future federal tax and economic policies and similar circumstances affect consumer confidence and may curtail retail spending and result in decreases in miles driven. If these economic conditions exist, OTM may experience sales declines in both fuel and merchandise, which could have a material effect on OTM's business, financial condition and results of operations.

Legal, technological, political and scientific developments regarding climate change may decrease demand for fuel.

Developments regarding climate change and the effects of greenhouse gas emissions on climate change and the environment may decrease the demand for OTM's major product, petroleum-based fuel. Attitudes toward our product and its relationship to the environment and the "green movement" may significantly affect our sales and ability to market our product. New technologies developed to steer the public toward non-fuel dependent means of transportation may create an environment with negative attitudes toward fuel, thus affecting the public's attitude toward OTM's major products and potentially having a material effect on OTM's business, financial condition and results of operations. Further, new technologies developed to improve fuel efficiency or governmental mandates to improve fuel efficiency may result in decreased demand for petroleum-based fuel, which could have a material effect on OTM's business, financial condition and results of operations.

Federal regulation of tobacco products could adversely impact OTM operating results.

In June 2009, Congress gave the Food and Drug Administration ("FDA") broad authority to regulate tobacco products through passage of the Family Smoking Prevention and Tobacco Control Act ("FSPTCA"). The FSPTCA:

•	Sets national performance standards for tobacco products;

•	Requires manufacturers, with certain exceptions, to obtain FDA clearance or approval for cigarette and smokeless tobacco products commercially launched, or to be launched;

•	Required new and larger warning labels on tobacco products; and

•	Requires FDA approval for the use of terms such as "light" or "low tar".

Under the FSPTCA, the FDA has passed regulations that:

•	Prohibit the sale of cigarettes or smokeless tobacco to anyone under the age of 18 years (state laws are permitted to set a higher minimum age);

•	Prohibit the sale of single cigarettes or packs with less than 20 cigarettes;

•	Prohibit the sale or distribution of non-tobacco items such as hats and t-shirts with tobacco brands, names or logos;

•	Prohibits the sale of cigarettes and smokeless tobacco in vending machines, self-service displays or other impersonal modes of sales, except in very limited situations;

•	Prohibits free samples of cigarettes and limits distribution of smokeless tobacco products;

•	Prohibits tobacco brand name sponsorship of any athletic, musical or other social or cultural event, or any team or entry in those events;

•	Prohibits gifts or other items in exchange for buying cigarettes or smokeless tobacco products; and

•	Requires that audio ads use only words with no music or sound effects.

Governmental actions and regulations, such as those noted above, as well as statewide smoking bans in restaurants and other public places, combined with the diminishing social acceptance of smoking, declines in the number of smokers in the general population and private actions to restrict smoking, have resulted in reduced industry volume, and it is expected that such actions will continue to reduce consumption levels. These governmental actions could materially impact retail price of cigarettes, cigarette unit volume and revenues, merchandise gross profit and overall customer traffic, which could in turn have a material effect on OTM's business, financial condition and results of operations.

Risks Related to Our Business

Unfavorable weather conditions, the impact of climate change or other trends or developments in the Florida could adversely affect OTM business.

All OTM stores are to be located in the Florida. Florida is susceptible to severe storms, including hurricanes, thunderstorms, tornadoes, and extended periods of rain.

The OTM Retail Stores are to be located in coastal/resort or tourist destinations. These coastal locations may be particularly susceptible to natural disasters or adverse localized effects of climate change, such as sea-level rise and increased storm frequency or intensity. To the extent broad environmental factors, triggered by climate change or otherwise, lead to localized physical effects, disruption in business or unexpected relocation costs, the performance of stores in these locations could be adversely impacted.

Failure to comply with state laws regulating the sale of alcohol and tobacco products may result in the loss of necessary licenses and the imposition of fines and penalties on OTM, which could have a material effect on OTM's business.

State laws regulate the sale of alcohol and tobacco products. A violation or change of these laws could adversely affect OTM's business, financial condition and results of operations because state and local regulatory agencies have the power to approve, revoke, suspend or deny applications for, and renewals of, permits and licenses relating to the sale of these products or to seek other remedies. Such a loss or imposition could have a material effect on business.

Failure to comply with the other state and federal regulations OTM is subject to may result in penalties or costs that could have a material effect on OTM's business.

OTM's business is subject to various other state and federal regulations, including, without limitation, employment laws and regulations, minimum wage requirements, overtime requirements, working condition requirements and other laws and regulations. Any appreciable increase in the statutory minimum wage rate, income or overtime pay, or impact of mandated health care benefits would likely result in an increase in labor costs and such cost increase, or the penalties for failing to comply with such statutory minimums or regulations, could have a material effect on OTM's business, financial condition and results of operations. In addition, legislative and regulatory initiatives regarding climate change and greenhouse gas emissions could have a material impact on business, financial condition and results of operations by increasing OTM's regulatory compliance expenses, increasing fuel costs and/or decreasing customer demand for fuel sold at OTM's Retail Store locations.

OTM depends on one principal supplier for the majority of its merchandise. A disruption in supply or a change in our relationship could have a material effect on OTM's business.

It is anticipated that the majority of general merchandise, including most tobacco products and grocery items, will be purchased from a single wholesale grocer. A change of merchandise suppliers, a disruption in supply or a significant change in OTM's relationship with its principal merchandise suppliers could have a material effect on its business, cost of goods sold, financial condition and results of operations.

OTM depends on suppliers for all of its fuel. A disruption in fuel supply, a change in relationship with suppliers or a failure to comply with fuel supply contracts could have a material effect on OTM's business.

OTM will purchase all of its fuel from suppliers, primarily oil companies with which it will have fuel supply agreements of varying durations.

Certain fuel supply agreements contain minimum volume provisions. A failure to purchase the minimum volumes could result in an increase in fuel costs and/or other remedies available to the supplier, including termination of some agreements.

OTM cannot provide assurance that it will be able to obtain fuel on acceptable terms. A change of suppliers, a disruption in supply or a significant change in OTM's relationship with its principal suppliers, or a failure to purchase required minimum volumes under fuel agreements could have a material impact on OTM's business, financial condition and results of operations.

Because OTM depends on its senior management's experience and knowledge of the industry, it would be adversely affected if it were to lose any members of its senior management team.

OTM is dependent on the continued efforts of its senior management team. If, for any reason, its senior executives do not continue to be active in management or management is unable to successfully locate a successor for them, OTM's business, financial condition, results of operations and cash flows could be adversely affected. OTM may not be able to attract and retain additional qualified senior personnel as needed in the future. In addition, OTM does not maintain key personnel life insurance on its senior executives and other key employees. OTM also relies on its ability to recruit qualified store and field managers. If OTM fails to continue to attract these individuals at reasonable compensation levels, operating results may be adversely affected.

The dangers inherent in the storage of fuel could cause disruptions and could expose OTM to potentially significant losses, costs or liabilities.

OTM will store fuel in storage tanks at its retail locations. OTM's operations are subject to significant hazards and risks inherent in storing fuel. These hazards and risks include, but are not limited to, fires, explosions, spills, discharges and other releases, any of which could result in distribution difficulties and disruptions, environmental pollution, governmentally-imposed fines or clean-up obligations, personal injury or wrongful death claims and other damage to OTM's properties and the properties of others. Any such event could have a material effect on OTM's business, financial condition and results of operations.

OTM relies on information technology systems to manage numerous aspects of its business, and a disruption of these systems could adversely affect its business.

OTM depends on information technology systems ("IT systems") to manage numerous aspects of its business transactions and provide information to management. Its IT systems are an essential component of its business and growth strategies, and a serious disruption to its IT systems could significantly limit its ability to manage and operate its business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss or natural disasters, computer system and network failures, loss of telecommunications services, physical and electronic loss of data, security breaches, computer viruses and laws and regulations necessitating mandatory upgrades and timelines with which it may not be able to comply. Any serious disruption could cause OTM's business and competitive position to suffer and adversely affect its operating results.

OTM's business, financial position and reputation could be adversely affected by the failure to protect sensitive customer, employee or vendor data or to comply with applicable regulations relating to data security and privacy.

In the normal course of business as a fuel and merchandise retailer, OTM will obtain large amounts of personal data, including credit and debit card information from customers. While OTM has invested significant amounts in the protection of its information technology and maintains what it believes are adequate security controls over individually identifiable customer, employee and vendor data provided to it, a breakdown or a breach in OTM's systems that results in the unauthorized release of individually identifiable customer or other sensitive data could nonetheless occur and have a material effect on OTM's reputation, operating results and financial condition. Such a breakdown or breach could also materially increase the costs we incur to protect against such risks. Also, a material failure on our part to comply with regulations relating to our obligation to protect such sensitive data or to the privacy rights of our customers, employees and others could subject us to fines or other regulatory sanctions and potentially to lawsuits.

OTM may have conflicts of interest with its President and COO.

Subject to the availability of audited financial statements, OTM may acquire some or all of the Retail Stores owned by its president. OTM's president owns and operates more than 30 Retail Stores, which are not operated as OTM Retail Stores. While OTM does not have any independent directors, it has two disinterested directors who may, under Nevada law, approve the acquisition of additional stores.

Risks Related to Acquisitions

Acquisition Risks

OTM may not complete acquisitions within the time frame it anticipates, or at all, which could have a negative effect on OTM.

The OTM acquisitions are subject to satisfaction of closing conditions, which could delay or prevent completion, cause it to incur additional costs, or both. Additionally, if OTM incurs substantial expenses in connection with the due diligence, negotiation and completion of a particular transaction and it is not completed, OTM would have incurred these expenses without realizing the expected benefits of the transaction.

Acquisition Candidates may not be able to produce audited financial statements, which may preclude consummation of acquisition.

The Company will be required to provide certain information about significant acquisitions, including audited financial statements for the acquisition candidate covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by OTM. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the federal securities laws are applicable.

Acquisitions may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of a particular transaction may not be realized fully or at all.

Some of the Retail Stores OTM acquires will require substantial improvements in order to be brought up to OTM standards. These improvements may require an extended period of time to plan, design, permit and complete. If improvements are more difficult, costly or time consuming than expected, OTM's business, financial condition or results of operations could be negatively affected.

Additionally, the success of any acquisition, including the realization of anticipated benefits and cost savings, will depend, in part, on OTM's ability to successfully integrate the acquired business. The integration may be more difficult, costly or time consuming than expected or result in the loss of key employees, business disruption, or its ability to maintain relationships with customers, suppliers and employees or to fully achieve the anticipated benefits and cost savings of the acquisition. If OTM experiences difficulties with the integration process for a particular acquisition, the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Integration efforts may also divert management attention and resources. These matters could have an adverse effect on OTM for an undetermined period after completion of a transaction.

OTM may not be able to identify, acquire, and integrate new stores, which could adversely affect its ability to grow its business.

An important part of OTM's growth strategy will be to acquire other Retail Stores that complement its existing stores or broaden its geographic presence pursuing acquisition opportunities.

Acquisitions involve risks that could cause our actual growth or operating results to differ materially from expectations. These risks include:

•	The inability to identify and acquire suitable sites at advantageous prices;
•	Competition in targeted market areas;
•	Difficulties during the acquisition process in discovering some of the liabilities of the businesses that we acquire;
•	Difficulties associated with our existing financial controls, information systems, management resources and human resources needed to support our future growth;
•	Difficulties in hiring, training and retaining skilled personnel, including store managers;
•	Difficulties in adapting distribution and other operational and management systems to an expanded network of stores;
•	Difficulties in obtaining governmental and other third-party consents, permits and licenses needed to operate additional stores;
•	Difficulties in obtaining the cost savings and financial improvements we anticipate from future acquired stores;
•	The potential diversion of our senior management's attention from focusing on our core business due to an increased focus on acquisitions;
•	Challenges associated with the consummation and integration of any future acquisition.

OTM FINANCIAL STATEMENTS AND EXHIBITS

On the Move Corporation

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	FF-2

Financial Statements:

Balance Sheet as of December 31, 2014	FF-3

Statement of Expenses for the period from April 23, 2014 (inception) through December 31, 2014	FF-4

Statement of Changes in Stockholders Equity for the period from April 23, 2014 (inception) through December 31, 2014	FF-5

Statement of Cash Flows for the period from April 23, 2014 (inception) through December 31, 2014	FF-6

Notes to Financial Statements	FF-7 –FF-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
On The Move Corporation
Boynton Beach, FL

We have audited the accompanying balance sheet of On The Move Corporation (the "Company") as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from April 23, 2014 (inception) through December 31, 2014. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from April 23, 2014(inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP
MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas
May 20, 2015

On the Move Corporation
FINANCIAL STATEMENTS
December 31, 2014

Balance Sheet

Cash	$3,557
Subscription receivable	50,000
Total current assets	53,557

Total assets	$53,557

Accrued expenses	$15,094
Total current liabilities	15,094

Total liabilities	$15,094

Stockholders' equity
Preferred stock, $1 par value; 3,000,000 shares authorized; designated Series A, none issued or outstanding	-
Preferred stock, $1 par value. 17,000,000 shares authorized; undesignated; none issued or outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,380,000 shares issued and outstanding	40,380
Additional paid in capital	54,620
Accumulated deficit	(56,537)
Total stockholders' deficit	(38,463)

Total liabilities and stockholders' deficit	$53,557

See accompanying notes to the financial statements.

On the Move Corporation

Statement of Expenses

Period from April 23, 2014 through December 31, 2014

Operating expenses

Professional fees	37,594
General and administrative	18,943
Total operating expenses	56,537

Net loss	$(56,537)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average shares outstanding	35,942,381

See accompanying notes to the financial statements.

On the Move Corporation

Statement of Changes in Stockholders' Equity

	Common Stock		Additional
			Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, April 23, 2014 (inception)	-	$-	$-	$-	$-

Common stock issued for cash	380,000	380	94,620	-	95,000
Common stock issued to founders	40,000,000	40,000	(40,000)	-	-
Net loss			-	(56,537)	(56,537)
Balance, December 31, 2014	40,380,000	$40,380	$54,620	$(56,537)	$38,463

See accompanying notes to the financial statements.

On the Move Corporation Statement of Cash Flows

Period from April 23, 2014 through December 31, 2014
Cash flows from operating activities
Net loss	$(56,537)

Increase in accrued expenses	15,094
Net cash used in operating activities	(41,443)

Cash flows from financing activities
Proceeds from sales of common stock	45,000
Net cash provided by financing activities	45,000

Net change in cash	3,557
Cash, beginning of period	-
Cash, end of period	$3,557

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

Noncash investing and financing information
Subscription receivable	$50,000

See accompanying notes to the financial statements.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 1 - Nature of Business

On the Move Corporation (the Company) was incorporated in Florida in April 2014 with the principal business objective of acquiring retail gasoline stations.  The corporation authorized 36,000 shares to be issued.  In July 2014, the company filed an amendment to its articles of incorporation, which authorized the issuance of one hundred million shares of common stock and twenty million shares of preferred stock.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

Note 3 - Significant Accounting Policies

Basis of presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  This calculation is not done for periods in a loss position as this would be antidilutive.  Basic and diluted loss per share were the same, at the reporting dates. As of December 31, 2014, there were no stock options or stock awards that would have been included in the computation of diluted earnings per share that could potentially dilute basic earnings per share in the future.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Recent Accounting Pronouncements

The Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The cumulative tax effect at the blended expected rate of 37.63% of significant items comprising our net deferred tax amount is as follows:

December 31, 2014
Deferred tax asset attributable to
Net operating loss carryover	$21,575
Valuation allowance	(21,575)
Net deferred tax assets	$-

The Company had federal and state net operating loss carry forwards of $56,536 as of December 31, 2014. The federal and state net operating loss carry forwards at December 31, 2014 begin to expire in 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the history of a taxable loss and uncertainty of achieving future taxable income over the periods in which the deferred tax assets are deductible, the Company has determined that a full valuation allowance on its deferred tax assets is appropriate under the circumstance.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 4 - Stockholders' Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a $1 par value. 3,000,000 of the shares are designated as Series A Convertible Preferred Stock ("Series A").  The Series A stock is subject to a mandatory redemption.  17,000,000 of the shares are undesignated. We have not issued any preferred shares.

The Series A stock shall rank prior to all classes of the Company's common stock and any class or series of capital stock hereafter created, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company.  Holders of the Series A stock shall not be entitled to the payment of a dividend.  Each holder of record of shares of Series A stock may convert all or part of the Series A stock into shares of common stock on a share for share basis.  Anti-dilution provisions are in place in case of a consolidation, merger or sale of the Company.  Holders of Series A stock shall have no voting rights except as required by law.  Mandatory Redemption - Within 90 days of the second anniversary of the issuance of the Series A stock, the Company out of funds legally available therefor shall redeem all outstanding shares of Series A stock without any requirement of any notice to such holders at a price per share equal to the stated value per share plus any accrued and unpaid dividends; provided that any such redemption will only be paid to the extent that the aggregate redemption price in respect of all shares of Series A does not exceed the funds legally available therefor at such time. If the Company does not have sufficient funds, it shall redeem such number of shares with respect to which there are sufficient funds legally available therefor, pro rata among all holders of Series A and thereafter, the Company shall pay the applicable redemption price with respect to any shares of Series A for which payment has not been made.

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.001 par value.

The Company issued 40,000,000 shares to the Company founders for nominal consideration.  The Company issued 380,000 shares for total cash considerations of $45,000 and a subscription receivable of $50,000 during the year ending December 31, 2014.  The subscription receivable was subsequently collected during the first quarter of 2015.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 5 – Commitments

In July 2014, the Company entered into an employment agreement with its CEO.  The annual base salary is $395,000 and term of employment is five years.  The CEO is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the CEO will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

In July 2014, the Company entered into an employment agreement with its President and Chief Operating Officer.  The annual base salary is $395,000 and term of employment is five years.  The President is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the President will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

In July 2014, the Company entered into an employment agreement with its Executive Vice President and Chief Branding Officer ("EVP").  The annual base salary is $300,000 and term of employment is five years.  The EVP is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the EVP will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 6 – Subsequent Events
In 2015, the Company issued 340,000 shares for total cash considerations of $101,000 and a subscription receivable of $50,000.

On May 2, 2015, NAS Acquisition, Inc. entered into an Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On The Move Corporation, ("OTM"), a private company incorporated in Florida in 2014 with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 2,500,000 shares of our to be designated Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM's Series A convertible preferred stock. Upon completion of the foregoing transactions, (i)  OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock, and (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to On The Move Corporation.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

FINANCIAL STATEMENTS AND EXHIBITS

On the Move Corporation

Index to Financial Statements

Page

Financial Statements:

Balance Sheet as of June 30, 2015 (unaudited) and December 31, 2014 (audited)	FF-13

Statement of Operations for the six months ended June 30, 2015 and inception through June 30, 2014 (unaudited)	FF-14

Statement of Changes in Stockholders Equity for the six months ended June 30, 2015 (unaudited)	FF-15

Statement of Cash Flows for the six months ended June 30, 2015 and inception through June 30, 2014 (unaudited)	FF-16

Notes to Unaudited Financial Statements	FF-17 – FF-19

On the Move Corporation Balance Sheet

	June 30, 2015 (Unaudited)	December 31, 2014 (Audited)

Cash	$104,206	$3,557
Subscription receivable	0	50,000
Related party loan	10,037	0
Total current assets	114,243	53,557

Deposit	20,000	0
Total assets	$134,243	$53,557

Accrued expenses	69,745	15,094
Total current liabilities	69,745	15,094

Total liabilities	$69,745	$15,094

Stockholders' equity
Preferred stock, $1 par value; 20,000,000 shares authorized; none issued or outstanding	0	0
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,727,000 shares issued and outstanding	40,727	40,380
Additional paid in capital	210,523	54,620
Accumulated deficit	(186,752)	(56,537)
Total stockholders' equity	64,498	38,463

Total liabilities and stockholders' equity	$134,243	$53,557

See accompanying notes to the financial statements

On the Move Corporation Statement of Operations

	Six months ended June 30, 2015(Unaudited)	Inception through June 30, 2014(Unaudited)

Operating expenses
General and administrative	$3,094	$0
Professional fees	127,159	19,000
Total operating expenses	130,252	19,000

Interest income	37	0

Net loss	$(130,215)	$(19,000)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average shares outstanding	40,584,630	24,217,647

See accompanying notes to the unaudited financial statements

On the Move Corporation Statement of Changes in Stockholders' Equity
	Common Stock		Additional	Accumulated
			Paid In
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2014	40,380,000	$40,380	$54,620	$(56,536)	$38,464
Common stock issued for cash	347,000	347	155,903		156,250
Net loss, six months ended June 30, 2015			-	(130,215)	(130,215)
Balance, June 30, 2015 (unaudited)	40,727,000	$40,727	$210,523	$(186,752)	$64,498

See accompanying notes to the unaudited financial statements.

On the Move Corporation Statement of Cash Flows

	Six months ended June 30, 2015	Inception through June 30, 2014
	(Unaudited)	(Unaudited)
Cash flows used in operating activities
Net loss	$(130,215)	$(19,000)
Increase in deposit	(20,000)	0
Increase in accrued expenses	54,651	0
Net cash used in operating activities	(95,564)	(19,000)

Cash flows used in investing activities
Increase in related party loan	(10,037)	0
Net cash used in investing activities	(10,037)	0

Cash flows from financing activities
Collection of subscription receivable	50,000	0
Proceeds from sales of common stock	156,250	25,000
Net cash provided by financing activities	206,250	25,000

Net change in cash	100,649	6,000
Cash, beginning of period	3,557	0
Cash, end of period	$104,206	$6,000

Supplemental cash flow information
Cash paid for interest	$0	$0
Cash paid for income taxes	$0	$0

See accompanying notes to the unaudited financial statements.

On the Move Corporation
Notes to Unaudited Financial Statements
June 30, 2015

Note 1 - Nature of Business

On the Move Corporation (the "Company" or "OTM") was incorporated in Florida in April 2014 with the principal business objective of acquiring retail gasoline stations.  The Company authorized 36,000 shares to be issued.  In July 2014, the Company filed an amendment to its articles of incorporation, which authorized the issuance of one hundred million shares of common stock and twenty million shares of preferred stock.

On May 2, 2015, NAS Acquisition, Inc. ("NAS") entered into an Amended and Restated Share Exchange Agreement and Plan of Reorganization, which was amended on September 15, 2015 by a Second Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with OTM, a private company with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to the NAS registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of NAS common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares. Upon completion of the foregoing transactions, (i) OTM will become a wholly-owned subsidiary of NAS, (ii) OTM's common stockholders will acquire 82% of NAS issued and outstanding common stock, and (iii) NAS will change its name to On The Move Corporation.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the NAS's offering and approval of the Company's shareholders.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

Note 3 - Significant Accounting Policies

Basis of presentation

The accompanying unaudited financial statements have been prepared from the books and records of the Company in accordance with U.S. GAAP and Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. The statements of operations for the six months ended June 30, 2015 are not necessarily indicative of the results to be expected for the full year or any future interim period. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included for the year ended December 31, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.

On the Move Corporation
Notes to Unaudited Financial Statements
June 30, 2015

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to U.S. GAAP and have been consistently applied in the presentation of financial statements. The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC.

Note 4 - Stockholders' Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a $1 par value. 3,000,000 of the shares are designated as Series A Convertible Preferred Stock ("Series A").  The Series A stock is subject to a mandatory redemption.  17,000,000 of the shares are undesignated. We have not issued any preferred shares.

The Series A stock shall rank prior to all classes of the Company's common stock and any class or series of capital stock hereafter created, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company.  Holders of the Series A stock shall not be entitled to the payment of a dividend.  Each holder of record of shares of Series A stock may convert all or part of the Series A stock into shares of common stock on a share for share basis.  Anti-dilution provisions are in place in case of a consolidation, merger or sale of the Company.  Holders of Series A stock shall have no voting rights except as required by law.  Mandatory Redemption - Within 90 days of the second anniversary of the issuance of the Series A stock, the Company out of funds legally available therefor shall redeem all outstanding shares of Series A stock without any requirement of any notice to such holders at a price per share equal to the stated value per share plus any accrued and unpaid dividends; provided that any such redemption will only be paid to the extent that the aggregate redemption price in respect of all shares of Series A does not exceed the funds legally available therefor at such time. If the Company does not have sufficient funds, it shall redeem such number of shares with respect to which there are sufficient funds legally available therefor, pro rata among all holders of Series A and thereafter, the Company shall pay the applicable redemption price with respect to any shares of Series A for which payment has not been made.

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.001 par value.

The Company issued 40,000,000 shares to the Company founders for nominal consideration.  The Company issued 380,000 shares for total cash considerations of $45,000 and a subscription receivable of $50,000 during the year ending December 31, 2014.  The subscription receivable was subsequently collected during the first quarter of 2015.

The Company issued 347,000 shares for total cash considerations of $156,250 during the six months ending June 30, 2015.is subject to a mandatory redemption.  17,000,000 of the shares are undesignated. We have not issued any preferred shares.

On the Move Corporation
Notes to Unaudited Financial Statements
June 30, 2015

Note 5 – Subsequent Events
On September 15, 2015, Nas Acquisition Inc. entered into a Second Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On the Move Corporation ("OTM"), a private company incorporated in Florida on April 23, 2014, with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM. Upon completion of the foregoing transactions, (i) OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock in exchange for their shares of OTM Common Stock, and (iii) we will change our name to On the Move Corporation. These transactions represent a reverse acquisition whereby OTM is the accounting acquirer and the assets and liabilities of NAS will remain at their carrying basis. The issuance of the shares to OTM shareholders will be recorded as a reverse merger recapitalization.

ON THE MOVE CORPORATION
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Statements Page 1

ON THE MOVE CORPORATION
UNAUDITED PRO FORMA BALANCE SHEET
AS OF JUNE 30, 2015

	NAS Acquisition, Inc.	On The Move Corporation	Pro Forma Adjustments to Reflect the Acquisitions		Consolidated Pro Forma
Cash	$-	$104,206	$-		$104,206
Related party loan	-	10,037	-		10,037
Total current assets	-	114,243	-		114,243

Deposit	-	20,000	-		20,000
Total assets	-	134,243	-		134,243

Accrued expenses	-	69,745	-		69,745
Related party payable	6,272	-	-		6,272
Total current liabilities	6,272	69,745	-		76,017

Total liabilities	6,272	69,745	-		76,017

Stockholders' equity
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-	-	-		-
Preferred stock, $1 par value; 20,000,000 shares authorized; none issued or outstanding		-			-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800		4,100	(1)	4,900
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,727,000 shares issued and outstanding		40,727	(40,727)	(1)	-
Additional paid in capital	1,700	210,523	27,855	(1)	240,078
Accumulated deficit	(8,772)	(186,752)	8,772		(186,752)
Total stockholders' equity	(6,272)	64,498	-		58,226

Total liabilities and stockholders' equity	$-	$134,243	$-		$134,243

(1) 41,000,000 shares of NAS Acquisition, Inc. common stock will be issued to On the Move ("OTM") Corporation shareholders in exchange for their 40,727,000 shares of OTM.

Pro Forma Financial Statements Page 2

ON THE MOVE CORPORATION
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2015

	NAS Acquisition, Inc.	On The Move Corporation	Pro Forma Adjustments to Reflect the Acquisitions	Consolidated Pro Forma
Revenues	$-	$-	$-	$-
Cost of revenue	-	-		-

Gross profit	-	-	-	-

Operating expense	6,272	130,252	-	136,524

Loss from operations	(6,272)	(130,252)	-	(136,524)

Other income (expense)	-	37		37

Loss before provision for income taxes	(6,272)	(130,215)	-	(136,487)

Provision for income taxes	-	-	-	-

Net loss	$(6,272)	$(130,215)	$-	$(136,487)

Net los per share, basic and diluted	$(0.00)	$(0.00)	$-	$(0.00)

Weighted average shares outstanding	8,000,000	40,584,630	415,370	49,000,000

Pro Forma Financial Statements Page 3